Exhibit 99.1

BIOCARDIA ANNOUNCES REVERSE STOCK SPLIT AND PLAN FOR LISTING ON A MAJOR STOCK EXCHANGE

SAN CARLOS, Calif. – June 6, 2019 – BioCardia®, Inc. [OTC: BCDA], a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today announced that a reverse stock split of its common stock, $0.001 par value, at a ratio of one-for-nine, is effective today, June 6, 2019. The Company’s common stock will begin trading on a split adjusted basis when the markets open under the new trading symbol (BCDAD) and in 20 business days, the trading symbol will revert back to our existing symbol, “BCDA”. The Company’s common stock has been assigned a new CUSIP number of 09060U507 in connection with the reverse stock split.

As a result of the reverse split, each nine pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders, and the number of outstanding common shares will be reduced from approximately 43.6 million shares to approximately 4.8 million shares. The reverse stock split will also apply to common stock issuable upon the exercise of the Company’s outstanding stock options and warrants for common stock. There is no change to the number of authorized shares under the Company’s Certificate of Incorporation, as amended. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the par value of the common stock.

On April 4, 2019, the board of directors of the Company approved the reverse stock split, subject to stockholder approval. A majority of stockholders approved the reverse split by written consent on April 5, 2019 in accordance with the Company’s current charter and bylaws. The primary goal of the reverse stock split is to increase the per share market price of the stock to meet the minimum share bid price requirements required to enable the Company to list its common stock on either the NASDAQ or the New York Stock Exchange. The Company has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) relating to a proposed public offering of equity securities that it intends to consummate on or about the time of such listing.

No fractional shares will be issued as a result of the reverse stock split. Stockholders who would otherwise be entitled to a fractional share will receive a cash payment, without interest, based on the closing sales price of the Company’s common stock on June 5, 2019.

The Company’s transfer agent, Continental Stock Transfer & Trust, will provide instructions to stockholders for exchanging shares. Additional information about the reverse stock split can be found in the Company’s definitive information statement (Form DEF 14C) filed with the Securities and Exchange Commission on April 16, 2019 and posted in the “Investors” section of the Company website at www.BioCardia.com under “Financials & Filings”. For questions relating to the transfer or mechanics of the reverse, stockholders may contact Continental Stock Transfer & Trust, 1 State Street, 30th Floor, New York, NY 10004-1561 or by phone at (212) 509-4000.

The registration statement relating to the securities referred to herein has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioCardia®
BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular disease. CardiAMP™ and CardiALLO™ cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ Biotherapeutic Delivery System and the Morph® steerable guide and sheath catheter portfolio, including the new AVANCE™ Steerable Introducer family. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and clinical support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements
This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, our ability to complete the reverse stock split, the offering, maintain the required share price and other requirements for listing on a major stock exchange, and statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, SEC and FDA regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans and overall market conditions.  These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on April 2, 2019, including under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Michelle McAdam, Chronic Communications, Inc.
michelle@chronic-comm.com

(310) 902-1274

Investor Contact:
David McClung, Chief Financial Officer
Investors@BioCardia.com

(650) 226-0120